Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY
PLAN OF MERGER
THIS PLAN OF MERGER (the “Agreement”), executed and effective as of November_6_, 2018 (the “Effective Date”), by and among Ascend Wellness Holdings, LLC, a Delaware limited liability company (“AWH” and “Purchaser”), Ascend Illinois, LLC, an Illinois limited liability company (“AI”), HealthCentral, LLC, d/b/a HCI Alternatives, an Illinois limited liability company (“HC” and/or “Seller”), HealthCentral Illinois Holdings, LLC, an Illinois limited liability company (“HCI Holdings”), and Springfield Partners II, LLC, an Illinois limited liability company (“Springfield Partners II”). Springfield Partners II and HCI Holdings are collectively referred to herein as “Holding Companies”. AWH, HC, and Holding Companies are hereinafter collectively referred to as the “Parties.”
RECITALS
WHEREAS, HC owns and operates two (2) marijuana dispensaries pursuant to licenses issued by the Illinois Department of Financial and Professional Regulation, Division of Professional Regulation (the “IDFPR”), as well as all applicable and accompanying licenses and Zoning Certifications issued for the aforementioned by the City of Collinsville, City of Springfield, Madison County, and Sangamon County (collectively the “HC Licenses”). The HC Licenses, all of which are current and in good standing, are listed below:

License Number	Location	Licensing Authority	Type
DISP000022	1014 Eastport Plaza Dr. Collinsville, IL 62234 (the “Collinsville Property”)	IDFPR	Medical Marijuana Dispensary
DISP00029	628 E. Adams St. Springfield, IL 62701 (the “Springfield Property”)	IDFPR	Medical Marijuana Dispensary
WHEREAS, Christopher Stone (“Stone”) is the Manager of HC.
WHEREAS, as of the date of this Agreement and prior to giving effect to the merger contemplated hereby, ownership of the Membership Interests in HC is reflected in Schedule A [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached hereto.
WHEREAS, Springfield Partners II owns the real property commonly known as 620 East Adams Street, Springfield, Illinois (“620 East Adams Property”).
WHEREAS, HCI Holdings owns the Springfield Property and the Collinsville Property, which it has leased to HC via an oral lease.
WHEREAS, the Parties desire to complete the following transactions contemplated in this Agreement: (a) the transfer of all of the Membership Interests in HC into AWH; (b) the subsequent transfer, consolidation, or merger of all of the Membership Interests in HC to AI (the “Surviving Entity”) (the events contemplated in (a) and (b) being collectively referred to as the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Transfers” and each a “Transfer”); and (c) the completion of subsequent real estate transactions involving the Springfield Property, the Collinsville Property, and the 620 East Adams Property, the nature of which is to be determined, before Closing, by the Parties (“Real Estate Transactions”).
WHEREAS, the Transfers are subject to the approval of third parties, including the IDFPR, and other parties, to be determined, that will be involved in the completion of the Real Estate Transactions.
WHEREAS, after giving effect to the Assignments (as defined in Section 2.1), and other terms set forth in this Agreement, one-hundred percent (100%) of the Membership Interests in HC (the “HC Interests”) will be owned by AWH.
WHEREAS, AWH shall, no later than 60 days after the Closing and only after obtaining prior approval from the Illinois Department of Agriculture and any other regulatory agency, transfer, consolidate, or merge the HC Interests to AI.
WHEREAS, following the consummation of the Transfers, HC’s members shall collectively receive twenty percent (20.0%) Membership Interest in AI, the terms of which shall be reflected in the operating agreement of AI.
AGREEMENT
NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.MERGER OF MEMBERSHIP INTEREST. Subject to the terms and conditions contained in this Agreement, at the Closing, HC shall assign, transfer and convey to Purchaser all right, title and legal and equitable interest in 100% of the Membership Interests in HC by way of merger.
2.THE CLOSING. The transfer of the HC Membership Interests as contemplated by this Agreement shall close on December 15, 2018 or such other time as the parties may otherwise agree in writing; provided, however, in no event shall the Closing Date be later than January 15, 2019. The parties shall use commercially reasonable efforts to cause the Closing Date to be December 15, 2018.
2.1Closing Deliveries of HC. The obligations of Purchaser and HC to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by HC (the delivery of any or all of which may be waived by Purchaser in its sole discretion):
a.Agreement for the Assignment and Transfer of Membership Interests, dated as of the Closing Date, executed by HC, assigning the Membership Interests in HC to Purchaser (the “Assignments”);

b.Resolutions duly executed by HC authorizing the Assignments and other transactions contemplated herein, or consents executed by members of HC holding at least seventy percent (70%) of the Membership Interests of HC;
c.Amended Articles of Organization of HC to remove Stone as Manager and add AWH as Manager; and
d.Documentation needed to facilitate the completion of the Real Estate Transactions.
2.2Closing Deliveries of Purchaser. The obligation of Purchaser and HC to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by Purchaser (the delivery of any or all of which may be waived by HC in its sole discretion):
a.The first payment of the Purchase Price as described in Section 6 of this Agreement; and
b.Documentation evidencing closing on the Barry Cultivation.
2.3Closing Deliveries of AI. The obligation of Purchaser and HC to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by AI (the delivery of any or all of which may be waived by HC in its sole discretion):
a.Assignment of Membership Interests for 20.0% of AI;
b.An Operating Agreement of AI that is to be mutually agreed upon by the parties and executed by the managers of the parties pursuant to the terms of this Agreement;
c.The Executive Employment Agreement of Chris Stone that is to be mutually agreed upon by all parties to the Executive Employment Agreement;
d.Documentation needed to facilitate the completion of the Real Estate Transactions; and
e.If necessary, documentation evidencing approval from the Department of Agriculture authorizing merger of the HC Membership Interests into AI.
3.REPRESENTATIONS AND WARRANTIES.
3.1.Representations and Warranties of HC. HC represents and warrants to AWH as of the Closing Date as follows:
a.Authority. HC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite entity power and authority, by and through Stone as its Manager, to execute and deliver this Agreement and each ancillary agreement to which it is or will be a party (each, an “Ancillary Agreement”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
b.Validity and Enforceability. This Agreement is, and each of the other Ancillary Agreements to which HC is a party that shall be executed and delivered by HC, constitutes a valid and binding obligation of HC enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar law affecting the rights of creditors’ generally and to general principles of equity, whether considered in a proceeding at law or in equity.
c.No Conflict. The execution, delivery and performance by HC of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby, do not and will not:
(i)violate, conflict with or constitute a default under the Articles of Organization, operating agreement, or other organizational documents of HC;
(ii)violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HC;
(iii)Other than as may be contained in any loan documents with the Bank of Springfield, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which HC is a party; or
(iv)result in the creation or imposition of any encumbrance on HC.
d.Consents. Other than the Cannabis Consents (defined in Section 8.3), no consents, licenses, actions, notifications, waivers, approvals, orders, exemptions or authorizations of, or other actions by, or declarations, registrations or filings with, any governmental entity (“Governmental Consents”) are required to be obtained by HC in connection with (i) the execution, delivery and performance of this Agreement or the Ancillary Agreements, or (ii) the consummation of the transactions contemplated hereby or thereby.
e.Litigation.
(i)Other than as disclosed on Schedule 3.1 [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached hereto and made part of, HC has not received notice of any action, arbitration, suit, proceeding or investigation against HC or the Holding Companies; and

(ii)Other than as disclosed on Schedule 3.1 [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached hereto and made part of, to the knowledge of HC, no action, arbitration, suit, proceeding or investigation is pending or threatened against HC or the Holding Companies in relation to the assets, business or affairs of the HC or its ability to operate the business, or that would materially interfere with HC’s ability to consummate the transactions contemplated by this Agreement.
f.Outstanding liabilities. There are no outstanding liabilities of HC other than as shown in the financial statements of HC.
g.Tax returns. Other than as disclosed on Schedule 3.1 [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached hereto and made part of, all tax returns, except for the current year (2018), have been filed and all taxes owed paid.
h.Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending or, to the knowledge of HC, threatened against HC.
i.Disclosure. No representation, warranty or certification by HC in this Agreement and each Ancillary Agreement to which it is or will be a party contains an untrue statement of a material fact or omits a material fact required to be stated herein or therein to make the representations, warranties and or certifications contained herein or therein not misleading.
j.All representations and warranties contained herein shall be correct, accurate and effective as of the Closing Date.
3.2.Representations and Warranties of Springfield Partners II. Springfield Partners II represents and warrants to AWH as of the Closing Date as follows:
a.Authority. Springfield Partners II is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite entity power and authority, by and through Stone as its Manager, to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
b.Validity and Enforceability. This Agreement is, and each of the other Ancillary Agreements to which Springfield Partners II is a party that shall be executed and delivered by Springfield Partners II, constitutes a valid and binding obligation of Springfield Partners II enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar law affecting the rights of creditors’ generally and to general principles of equity, whether considered in a proceeding at law or in equity.

c.No Conflict. The execution, delivery and performance by Springfield Partners II of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby, do not and will not:
(i)violate, conflict with or constitute a default under the Articles of Organization, operating agreement, or other organizational documents of Springfield Partners II;
(ii)violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Springfield Partners II;
(iii)other than as may be contained in any loan documents with the Bank of Springfield, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Springfield Partners II is a party; or
(iv)result in the creation or imposition of any encumbrance on Springfield Partners II.
d.Consents. Other than the Cannabis Consents, no consents, licenses, actions, notifications, waivers, approvals, orders, exemptions or authorizations of, or other actions by, or declarations, registrations or filings with, any governmental entity (“Governmental Consents”) are required to be obtained by Springfield Partners II in connection with (i) the execution, delivery and performance of this Agreement or the Ancillary Agreements, or (ii) the consummation of the transactions contemplated hereby or thereby.
e.Litigation.
(i)Springfield Partners II has not received notice of any action, arbitration, suit, proceeding or investigation against Springfield Partners II; and
(ii)to the knowledge of Springfield Partners II, no action, arbitration, suit, proceeding or investigation is pending or threatened against Springfield Partners II in relation to the assets, business or affairs of Springfield Partners II or its ability to operate the business, or that would materially interfere with Springfield Partners II’s ability to consummate the transactions contemplated by this Agreement.
f.Outstanding liabilities. There are no outstanding liabilities of Springfield Partners II other than as shown in the financial statements of Springfield Partners II.

g.Tax returns. All tax returns, except for the current year (2018), have been filed and all taxes owed paid.
h.Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending or, to the knowledge of Springfield Partners II, threatened against Springfield Partners II.
i.Disclosure. No representation, warranty or certification by Springfield Partners II in this Agreement and each Ancillary Agreement to which it is or will be a party contains an untrue statement of a material fact or omits a material fact required to be stated herein or therein to make the representations, warranties and or certifications contained herein or therein not misleading.
j.All representations and warranties contained herein shall be correct, accurate and effective as of the Closing Date.
3.3.Representations and Warranties of HCI Holdings. HCI Holdings represents and warrants to AWH as of the Closing Date as follows:
a.Authority. HCI Holdings is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite entity power and authority, by and through Stone as its Manager, to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
b.Validity and Enforceability. This Agreement is, and each of the other Ancillary Agreements to which HCI Holdings is a party that shall be executed and delivered by HCI Holdings, constitutes a valid and binding obligation of HCI Holdings enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar law affecting the rights of creditors’ generally and to general principles of equity, whether considered in a proceeding at law or in equity.
c.No Conflict. The execution, delivery and performance by HCI Holdings of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby, do not and will not:
(i)violate, conflict with or constitute a default under the Articles of Organization, operating agreement, or other organizational documents of HCI Holdings;
(ii)violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HCI Holdings;

(iii)other than as may be contained in any loan documents with the Bank of Springfield, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which HCI Holdings is a party; or
(iv)result in the creation or imposition of any encumbrance on HCI Holdings.
d.Consents. Other than the Cannabis Consents, no consents, licenses, actions, notifications, waivers, approvals, orders, exemptions or authorizations of, or other actions by, or declarations, registrations or filings with, any governmental entity (“Governmental Consents”) are required to be obtained by HCI Holdings in connection with (i) the execution, delivery and performance of this Agreement or the Ancillary Agreements, or (ii) the consummation of the transactions contemplated hereby or thereby.
e.Litigation.
(i)HCI Holdings has not received notice of any action, arbitration, suit, proceeding or investigation against HCI Holdings; and
(ii)to the knowledge of HCI Holdings, no action, arbitration, suit, proceeding or investigation is pending or threatened against HCI Holdings in relation to the assets, business or affairs of HCI Holdings or its ability to operate the business, or that would materially interfere with HCI Holdings’ ability to consummate the transactions contemplated by this Agreement.
f.Outstanding liabilities. There are no outstanding liabilities of HCI Holdings other than as shown in the financial statements of HCI Holdings.
g.Tax returns. All tax returns, except for the current year (2018), have been filed and all taxes owed paid.
h.Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending or, to the knowledge of HCI Holdings, threatened against HCI Holdings.
i.Disclosure. No representation, warranty or certification by HCI Holdings in this Agreement and each Ancillary Agreement to which it is or will be a party contains an untrue statement of a material fact or omits a material fact required to be stated herein or therein to make the representations, warranties and or certifications contained herein or therein not misleading.
j.All representations and warranties contained herein shall be correct, accurate and effective as of the Closing Date.

3.4.Additional Representations and Warranties of HC. HC represents and warrants to Purchaser as of the Closing Date as follows:
a.Stone has the full power and authority on behalf HC’s members to execute this Agreement and validly assign, transfer, and convey all Membership Interests in HC to AWH.
b.Each member of HC holds, or as of Closing will hold, good, clean, clear, and marketable title in the Membership Interests being transferred, and such interests are free and clear of all liens and encumbrances.
c.No member of HC has entered into any agreement to sell, hypothecate or otherwise dispose of any Membership Interests in HC to any person.
d.Execution and delivery of this Agreement do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which HC or any member of HC is a party, by which HC or any such member of HC is bound or to which any of HC’s or any such member of HC’s assets are subject.
e.Other than the Cannabis Consents, HC’s members are not aware of any other approval or consent which is required to be obtained as a condition to the effectiveness of this Agreement.
3.5.Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the Closing Date as follows:
a.Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby;
b.Validity and Enforceability. This Agreement is, and each of the other Ancillary Agreements to which Purchaser is a party that shall be executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar law affecting the rights of creditors generally and to general principles of equity, whether considered in a proceeding at law or in equity.

c.No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby, do not and will not:
(i)violate, conflict with or constitute a default under the Articles of Organization, operating agreement, or other organizational documents of Purchaser;
(ii)violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser;
(iii)conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Purchaser is a party; or
(iv)result in the creation or imposition of any encumbrance on Purchaser.
d.Consents. Other than, if necessary, obtaining prior approval from the Department of Agriculture authorizing merger of the HC Interests into AI, no consents, licenses, actions, notifications, waivers, approvals, orders, exemptions or authorizations of, or other actions by, or declarations, registrations or filings with, any governmental entity (“Governmental Consents”) are required to be obtained by Purchaser in connection with (i) the execution, delivery and performance of this Agreement or the Ancillary Agreements, or (ii) the consummation of the transactions contemplated hereby or thereby.
e.Litigation.
(i)Purchaser has not received notice of any action, arbitration, suit, proceeding or investigation against Purchaser; and
(ii)to the knowledge of Purchaser, no action, arbitration, suit, proceeding or investigation is pending or threatened against Purchaser in relation to the assets, business or affairs of Purchaser or its ability to operate the business, or that would materially interfere with Purchaser’s ability to consummate the transactions contemplated by this Agreement.
f.Outstanding liabilities. There are no outstanding liabilities of Purchaser other than as shown in the financial statements of Purchaser.
g.Tax returns. All tax returns, except for the current year (2018), have been filed and all taxes owed paid.
h.Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser.

i.Disclosure. No representation, warranty or certification by Purchaser in this Agreement and each Ancillary Agreement to which it is or will be a party contains an untrue statement of a material fact or omits a material fact required to be stated herein or therein to make the representations, warranties and or certifications contained herein or therein not misleading.
j.All representations and warranties contained herein shall be correct, accurate and effective as of the Closing Date.
3.6.Representations and Warranties of AI. AI represents and warrants to Seller as of the Closing Date as follows:
a.AI is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby;
b.Validity and Enforceability. This Agreement is, and each of the other Ancillary Agreements to which AI is a party that shall be executed and delivered by AI, constitutes a valid and binding obligation of AI enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar law affecting the rights of creditors’ generally and to general principles of equity, whether considered in a proceeding at law or in equity.
c.No Conflict. The execution, delivery and performance by AI of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby, do not and will not:
(i)violate, conflict with or constitute a default under the Articles of Organization, operating agreement, or other organizational documents of AI;
(ii)violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AI;
(iii)conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which AI is a party; or
(iv)result in the creation or imposition of any encumbrance on AI.

d.Consents. Other than, if necessary, obtaining prior approval from the Department of Agriculture authorizing merger of the HC Membership Interests into AI, no consents, licenses, actions, notifications, waivers, approvals, orders, exemptions or authorizations of, or other actions by, or declarations, registrations or filings with, any governmental entity (“Governmental Consents”) are required to be obtained by AI in connection with (i) the execution, delivery and performance of this Agreement or the Ancillary Agreements, or (ii) the consummation of the transactions contemplated hereby or thereby.
e.Litigation.
(i)AI has not received notice of any action, arbitration, suit, proceeding or investigation against AI; and
(ii)to the knowledge of AI, no action, arbitration, suit, proceeding or investigation is pending or threatened against AI in relation to the assets, business or affairs of AI or its ability to operate the business, or that would materially interfere with AI’s ability to consummate the transactions contemplated by this Agreement.
f.Outstanding liabilities. There are no outstanding liabilities of AI other than as shown in the financial statements of AI.
g.Tax returns. All tax returns, except for the current year (2018), have been filed and all taxes owed paid.
h.Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending or, to the knowledge of AI, threatened against AI.
i.Disclosure. No representation, warranty or certification by AI in this Agreement and each Ancillary Agreement to which it is or will be a party contains an untrue statement of a material fact or omits a material fact required to be stated herein or therein to make the representations, warranties and or certifications contained herein or therein not misleading.
j.All representations and warranties contained herein shall be correct, accurate and effective as of the Closing Date.
4.CONSIDERATION FOR TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTERESTS. In consideration for the purchase, sale, transfer and assignment of the Membership Interests in HC, the Parties hereby agree to the following:
4.1.Purchase Price. The total purchase price for the HC Membership Interest shall be EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND 00/100

($8,750,000.00) (the “Purchase Price”), payable by Purchaser to Seller via wire transfer of immediately available funds in the following installments:
a.Fifty percent (50%) of the Purchase Price on January 1, 2019 following the Closing Date and consummation of the definitive agreements, totaling FOUR MILLION THREE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND 00/100 ($4,375,000.00); and
b.Fifty percent (50%) of the Purchase Price payable on or before August 15, 2019, totaling FOUR MILLION THREE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND 00/100 ($4,375,000.00).
4.2.Membership Interest in AI. HC’s members shall collectively receive twenty percent (20.0%) Membership Interest in AI (the “AI Interest”).
4.3.Intentionally Left Blank.
4.4.Executive Employment of Chris Stone. AI shall name Stone the CEO of AI and he shall be compensated with a salary of [***] DOLLARS ($[***]) per annum as well as additional compensation in the form of a bonus, equity and incentive plan to be more fully enumerated in an executive employment agreement (the “Executive Employment Agreement”) that shall be executed contemporaneous with the Closing.
4.5.Executive Management Team. In his role as CEO of AI, Stone will select from the HC’s existing personnel, three executives to join the AI executive management team. Individuals earning a salary of $[***] or greater as of October 11, 2018 shall be entitled to receive as much as a [***] percent ([***]%) increase in annual pay. Individuals earning a salary of less than $[***] as of October 11, 2018 shall be entitled to receive as much as a [***] percent ([***]%) increase in annual pay.
5.DEBTS AND LIABILITIES. At Closing, Purchaser or AI shall assume all indebtedness related to the Real Estate Transactions contemplated by the Parties. At the close of such Real Estate Transactions, the Parties thereto shall then transfer such real property involved to Purchaser or AI.
6.COVENANTS OF HC.
6.1.Conduct of Business. Except as otherwise contemplated herein, between the date hereof and the Closing Date, or the time when this Agreement terminates as provided herein, HC, by and through its Manager, agree not to:
a.Make any changes in its authorized equity ownership interests except for those contemplated herein;
b.Issue any Membership Interests or other equity interests, securities convertible into its Membership Interests or other equity interests, or any debt securities;

c.Issue or grant any options, warrants, or other rights to purchase Membership Interests or other equity interests;
d.Declare or pay any dividends or other distributions on any Membership Interests;
e.Purchase or otherwise acquire or agree to acquire for a consideration any Membership Interests;
f.Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the Company’s financial condition (present or prospective), businesses, properties, or operations;
g.Acquire, consolidate or merge with any other company, corporation, or association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, or association;
h.Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, or incur or cancel any debts or claims except as provided herein;
i.Amend its organizational documents or operating agreement; or
j.Take any action to solicit, initiate, encourage, or authorize any person, including members and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its Membership Interests, or the merger of it with or sale of any of its Membership Interests to, any person other than the Purchaser, and they shall promptly notify Purchaser in writing of all relevant details relating to all inquiries and proposals which they may receive relating to any of such matters.
7.SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties given by Purchaser and Seller shall survive the Closing for a period of [***], after which they shall cease and a breach thereof shall not be actionable.
8.REGULATORY REQUIREMENTS.
8.1.Notice to Administrative Agencies. The respective Parties referenced below agree to notify the applicable administrative agencies regarding the changes of ownership and principal officers contemplated herein as follows:
a.HC and its members shall comply with the requirements of dispensing organizations pursuant to Title 68, Part 1290.130 of the Illinois Administrative Code, including but not limited to providing written notice of the addition of AWH as an entity listed as principal officer to the IDFPR no less than ten (10) business days prior to Closing, and providing written notice to the IDFPR of the change in ownership of HC to AWH (and subsequently AI) and supplying all ownership documents and change of ownership documents requested by the

IDFPR. If applicable, the Parties shall work in good faith to attempt to reform this Agreement as necessary through appropriate amendment in order to secure the approval of the IDFPR for the transfer of HC to Purchaser and AI, as contemplated herein.
b.To the extent necessary and as a condition of receipt of the AI Interest, HC, its members, and AI shall comply with any Illinois Department of Agriculture notice requirements for cultivation centers pursuant to Title 8, Part 1000.120(c) and (d) regarding the transfer of interest or ownership and proposed changes of persons or principal officers and shall provide any documentation requested by the Department of Agriculture to obtain the necessary approval for any financial interest in a cultivation center owned or contemplated for ownership by AI.
8.2.Purchaser Compliance. If so required, Purchaser agrees to complete and submit all forms and documents required by Title 68, Part 1290 to become a Principal Officer of HC and in furtherance of the transaction contemplated herein.
8.3.Seller Compliance. If so required, Seller agrees to obtain or submit any and all consents, notices, acknowledgments, filings, or other requirements of any governmental entity or under any license held by Seller (the “Cannabis Consents”) in connection with the Seller’s business including, without limitation, the HC licenses.
9.SECURITIES LAW ACKNOWLEDGMENTS. The Parties acknowledge that:
a.HC has not and will not be registered under the United States Securities Act of 1933, as amended, or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Rule 902(k) of Regulation S, promulgated by the Securities and Exchange Commission under the 1933 Act, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state, provincial and foreign securities laws;
b.The Parties have not undertaken, and will have no obligation, to register HC under the 1933 Act or any other applicable securities laws;
c.There are risks associated with the merger and assignment of HC into AWH; and
d.The Parties have had a reasonable opportunity to ask questions of, and receive answers from one another in connection with the distribution of HC hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about HC.

10.INDEMNIFICATION.
10.1.Indemnification by Seller. Seller shall defend, indemnify and hold harmless Purchaser, its affiliates (including the Companies from and after the Closing Date) and their respective members, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (each a “Loss”), arising from or relating to:
a.any inaccuracy in or breach of any of the representations or warranties of Seller, contained in this Agreement or any document to be delivered hereunder; or
b.any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller, pursuant to this Agreement or any document to be delivered hereunder.
10.2.Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless Seller, its affiliates (including the Companies from and after the Closing Date) and their respective members, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (each a “Loss”), arising from or relating to:
a.any inaccuracy in or breach of any of the representations or warranties of Seller, contained in this Agreement or any document to be delivered hereunder; or
b.any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.
11.REPRESENTATION BY COUNSEL. The Parties acknowledge that they have been represented by competent and informed counsel in connection with regard to the subject matter of this Agreement or have had the opportunity to consult with such legal counsel but have so declined. Because all Parties participated in the negotiation and drafting of this Agreement, no party shall be deemed the primary drafter hereof for purposes of its construction or interpretation.
12.MISCELLANEOUS.
12.1.Recitals. The recitals set forth above are incorporated herein by this reference as an integral part of this Agreement.
12.2.Severability. The provisions of this Agreement are severable and separate; if one or more provisions is held to be invalid, unenforceable or void by law, the remaining provisions shall be severed therefrom and shall remain in full force and effect as though the invalid or unenforceable provision(s) had not been included in this Agreement.
12.3.Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois as a contract made and to be wholly performed therein.

12.4.Attorneys’ Fees. In the event of a dispute between the Parties arising from this Agreement, the substantially prevailing party shall be entitled to recover as part of the award, reasonable attorneys’ fees and costs of suit.
12.5.Notices. All notices, requests, consents, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given:
a.when delivered by hand (with written confirmation of receipt);
b.when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or
c.on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.
Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):
a.If to Seller:
Christopher Stone
CEO
HealthCentral
[Redacted]
[Redacted]
b.If to Purchaser:
Abner Kurtin
Managing Partner
Ascend Wellness Holdings, LLC
[Redacted]
[Redacted
12.6.Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the statements in the body of this Agreement will control.
12.7.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party or any of its obligations hereunder.
12.8.Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
12.9.Confidentiality. The existence, nature, terms and conditions of this Agreement are strictly confidential and shall not be disclosed by Seller in any manner or form, directly or indirectly, to any person under any circumstances except as required to comply with regulatory requirements.
12.10.Time is of the Essence. Time is of the essence in each and every element of performance hereunder.
12.11.Counterparts. This Agreement may be executed electronically and in counterparts, all of which shall constitute but one original document.

THIS AGREEMENT is executed effective as of the Effective Date.

HealthCentral, LLC, d/b/a HCI Alternatives, an Illinois limited liability company:

/s/ Christopher Stone
By:Christopher Stone
Title: CEO

Date:	11/5/18

Springfield Partners II, LLC, an Illinois limited liability company:

/s/ Christopher Stone
By:Christopher Stone
Title: Manager and Sole Member

Date:	11/5/18

HealthCentral Illinois Holdings, LLC, an Illinois limited liability company:

/s/ Christopher Stone
By:Christopher Stone
Title: Manager and Sole Member

Date:	11/5/18
[Signatures continued on the following page]

Ascend Illinois, LLC, an Illinois limited liability company:

/s/Abner Kurtin
By: Abner Kurtin
Title: Managing Partner

Date:	11/6/18

Ascend Wellness Holdings, LLC, a Delaware limited liability company:

/s/Abner Kurtin
By: Abner Kurtin
Title: Managing Partner

Date:	11/6/18

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